                                                                   Exhibit 10.10

                              K.O. Technology, Inc.
                  531 Hammond Street o Chestnut Hill, MA 02167
                           Tel: 739-1182 Fax: 739-1183


March 15, 1993

Vince Stanton
32 Royal Road
Belmont, MA 02178

Dear Vince:

It gives me great pleasure to extend to you a job offer to become Senior Scientist for K.O. Technology.

As you know, this startup is based on technology and ideas developed by David Housman. Our company has been established and we are currently in the process of making a rapid transition to full-fledged, operational status.

Clearly, there are a number of issues which should be discussed as part of the offer. First, we are happy to extend a salary of $85,000 to you. In addition, we are prepared to offer you 4% of the company's equity post-first round financing on a five year vesting schedule. The company will also have health insurance and obtain coverage for you. When it is appropriate the company will initiate a pension program and offer you inclusion in it.

This offer is subject to the closing of our financing which we believe will occur by the end of March. Our mutual obligations to each other will commence upon completion of financing.

Please don't hesitate to contact me if you have any questions about any part of this offer. We very much hope that you will join our team and look forward to working with you.

Best wishes,

K.O. Technology, Inc.


By:   /s/  John J. Kao
   ----------------------------------

Its:  Chief Executive Officer
    ---------------------------------

Read and agreed to:

Vince Stanton                 Date

      /s/  Vince Stanton            3/15/93
--------------------------------------------------

                                VARIAGENICS, INC.

                     Invention and Non-Disclosure Agreement

This Agreement is made between VARIAGENICS, INC., a Delaware corporation (hereinafter referred to collectively with its affiliates and subsidiaries as the "Company"), and Mr. Vincent P. Stanton, Jr. (the "Employee"). In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.    Proprietary Information.

(a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of: (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.    Developments.

(a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

(d) Any publications, texts, or other creative writing endeavors unrelated to the Company's Business shall be outside the field of this Agreement and the provisions of section 2(b)

(e) Business concepts, models plans, relationships, and other related assets developed by the Employee prior to this Agreement related to the topic of off-balance sheet drug development and the management and financing thereof, hereinafter referred to as "Off Balance Sheet Drug Development Plans" shall be outside the field of this Agreement and the provisions of section 2(b).

3.    Other Agreements.

The Employee hereby represents that, except as the Employee has disclosed in
Exhibit 1 to this Agreement or in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, or which would restrict his/her ability to accept employment or perform work for the Company. The Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.    United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.    Employment Status.

The Employee understand that this Agreement does not constitute a contract of employment and does not imply that his/her employment will continue for any period of time.

6.    Miscellaneous.

(a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(c) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(d) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(e) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

(f) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS:

VARIAGENICS, INC.


Date:         3/10/00                    By:  /s/ Taylor J. Crouch
     -----------------------                  ------------------------
                                              Taylor J. Crouch
                                              President & CEO



By Employee:


Date:         3/10/00                     By: /s/ Vincent P. Stanton Jr.
     ------------------------                 -------------------------
                                              Vincent P. Stanton Jr.

                     Invention and Non-Disclosure Agreement

                                Other Agreements

Pursuant to section 3 of this Agreement, the following is a list of pertinent agreements between the Employee and previous employers or other parties:

                  |X|   None
                  |_|   As shown below


By:  VARIAGENICS, INC.:                   By:  Employee:


/s/ Taylor J. Crouch                      /s/ Vincent P. Stanton, Jr.
----------------------------              ------------------------------

Dated: 3/10/00                            Dated: 3/10/00
      ----------------------                     -----------------------


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